UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)


              New Jersey                              22-2553159
----------------------------------------    ----------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


Park 80 West/Plaza Two, Saddle Brook, NJ                        07663
------------------------------------------           ---------------------------
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12 (b) of the Act:     NONE

        If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant
        to General Instruction A. (c), check the following box.             [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant
        to General Instruction A. (d),  check the following box.             [X]


Securities to be registered pursuant to Section 12 (g) of the Act:

                                                      Name of Each Exchange
   Title of Each Class                                on Which Each Class
   to be so Registered                                is to be Registered
   -------------------                                -------------------------

   Common Stock, no par value (1)                     NASDAQ National Market (2)


(1)      Common Stock previously registered under Section 12 (b) of the Act.
(2)      Common Stock previously listed on the American Stock Exchange.

                                Explanatory Note

     The purpose of this Form 8-A filing is to change the registration of Interchange Financial Services Corporation (the "Registrant") common stock, no par value (the "Common Stock") from being registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to a registration under Section 12(g) of the Exchange Act in connection with the listing of the Common Stock on the NASDAQ Stock Market's National Market System ("NASDAQ"). The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange ("AMEX"). The Registrant anticipates that the listing of the Common Stock on the AMEX will be terminated following the listing of the Common Stock on the NASDAQ.


Item 1.   Description of Securities to be Registered.

          The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-4 (Registration Statement No. 33-2158) filed with the Securities and Exchange Commission on September 15, 1986 and any amendments or reports filed for the purpose of updating such description is hereby incorporated by reference.

Item 2.   Exhibits.

3.1 Certificate of Incorporation of Registrant, as amended (incorporated herein by reference to Exhibit 3 to Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 27, 1998, Registration Statement No. 333-50065)

3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-2, filed July 22, 1992, Registration Statement No. 33-49840)



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 16, 2001              Interchange Financial Services Corporation

                               By:  /s/ Anthony Labozzetta
                                    -----------------------------------
                                    Anthony Labozzetta
                                    Executive Vice President & CFO
                                    (principal financial and accounting officer)